1 Application for Life Insurance PART 1 Pruco Life Insurance Company The Prudential Insurance Company of America Both are Prudential Financial companies. Corporate Offices, Newark, New Jersey POLICY NUMBER (IF KNOWN): A. PROPOSED INSURED (POLICY OWNER UNLESS SECTION D IS COMPLETED) 1. Name: 2. Previous name (if changed in the last 5 yrs.): 3. Social Security number: 4. State of birth (Country if not U.S.): 5. Gender: Female Male 6. Date of birth: 7. Date policy to Save Age? Yes No 8. Are you a permanent, legal US resident? Yes No If No, provide country of legal residence, type and number of visa, expiration date and length of US residence : 9. Driver’s license issuing state: Number: Expiration date: If None, why not? : 10. Residence address (No PO boxes): Street Apt City State ZIP 11. e-mail address: 12. Home telephone number: Business telephone number (ext.): 13. Current employer name: Business address: Street Suite City State ZIP 14. Occupation: Duties: 15. Earned annual income $ Unearned annual income $ Net worth $ A023 Rev. 08/2025ORD 96200-2023

B. PLAN OF INSURANCE

1. Amount of insurance applied for: $ ____________________ **Complete *Financial Supplement* with total face amounts of $5,000,000 or more up to age 70, $2,500,000 or more ages 71-80, $1,000,000 or more ages 81 and up.**
2. Product applied for:

☐ Prudential EssentialTerm Value®: ☐10 ☐15 ☐20 ☐30

☐ Prudential EssentialTerm Plus®: ☐10 ☐15 ☐20 ☐30

☐ PruLife® Custom Premier II (PCP II) **Complete the *Variable Supplement*.**

☐ VUL Protector® (VULP) **Complete the *Variable Supplement*.**

☐ FlexGuard Life (IVUL) **Complete the *Variable Supplement*.**

☐ Prudential Momentum IUL℠ (MIUL) **Complete the *MIUL Supplement*.**

☐ PruLife® Essential Universal Life (EUL)

☐ PruLife® Founders Plus (PFP) **Complete the *PFP Supplement*.**

☐ Other: ____________________

3. For **UL and VUL products only:** Death Benefit type: ☐ Type A (Level) ☐ Type B (Variable)

☐ Type C (Return of Premium) – **N/A for VULP & IVUL.** – Interest rate: ______ %

4. For **UL and VUL products only:** Definition of life insurance:

☐ Cash Value Accumulation Test (CVAT) ☐ Guideline Premium Test (GPT)

5. Requested Optional Benefits: (Not all benefits are available for all products.):

☐ Waiver of Premium/Enhanced Disability Benefit

☐ Acceleration of Death Benefit (Living Needs Benefit)

☐ Accidental Death Benefit: Amount $ ____________________

☐ BenefitAccess Rider **Complete *BenefitAccess Rider Supplement*.**
If applicable, **Select Max Monthly Benefit Percentage ☐ 2% or ☐ 4%**

☐ Overloan Protection Rider

☐ Child Rider **Complete *Child Rider Supplement*.**

☐ Automatic Premium Loan

☐ Enhanced Cash Value Rider

☐ Other Riders/Benefits (indicate amount where applicable): ____________________

C. PREMIUM

1. Send notices (check one): ☐ Policyowner ☐ Other recipient: ____________________

Send notices (check one): ☐ Policyowner's residence ☐ Other address:

Street ____________________ Apt __________

City ____________________ State __________ ZIP __________

2. Premium payment mode: ☐ Annual ☐ Semiannual ☐ Quarterly ☐ Monthly – Electronic Funds Transfer
3. **For non-term plans,** billed premium: $ ____________________

D. OWNER (COMPLETE IF OWNER IS OTHER THAN THE PROPOSED INSURED)

For multiple owners, details are to be listed in Special Requests, section H.

1. Name of owner: ____________________
2. Social Security/Tax identification number (SSN/TIN): ____________________
3. Residence address (No PO boxes): Street ____________________ Apt __________

City ____________________ State __________ ZIP __________

4. Owner's email address: ____________________

(CONTINUED)

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D. OWNER (COMPLETE IF OWNER IS OTHER THAN THE PROPOSED INSURED) (CONTINUED)

5a. For trust owner: **Complete the *Trustee Statement and Agreement* (COMB 86044).**

Trust date: ____/____/________

Trustee(s) ______________________________

Type: ☐ Revocable ☐ Irrevocable ☐ Qualified Retirement Plan Trust ☐ Welfare Benefit Trust

5b. For business owner: **Complete the *Business Supplement.***

Form: ☐ Corporation ☐ Partnership ☐ Sole proprietorship ☐ Other: ______________

☐ S Corporation ☐ LLC ☐ Tax exempt

5c. For personal owner:

Total insurance program: Currently in-force: $ ______________ Pending applications: $ ______________

Relationship to Proposed Insured: ______________ Date of birth: ____/____/________

Earned annual income: $ ______________ Unearned annual income: $ ______________ Net worth: $ ______________

E. BENEFICIARY DETAILS

If insurance is for business purposes, also complete the Business Insurance Supplement. If beneficiary is a trust, provide name of trust and trustee(s), date of trust and if trust is revocable or irrevocable. If beneficiary is a business, please list name of business, city and state where located and the form of business.

Name: First	Middle	Last	Relationship to Proposed Insured	Age	Beneficiary Class: Primary	Beneficiary Class: Secondary/Contingent
					☐	☐
					☐	☐
					☐	☐
					☐	☐

F. INSURANCE HISTORY

1. Do you have any existing life insurance or annuities? ☐ Yes ☐ No
   Note: Existing coverage includes any life insurance policies that have been assigned, sold or transferred.
2. Will this insurance replace* any existing insurance or annuity? ☐ Yes ☐ No
3. List the following details for all existing coverage. (List only annuities to be replaced*, list all in force life insurance):

Insurance Company	Face Amount	Type	Product	To Be Replaced?*	1035 Exchange?
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No
	$	☐ Group ☐ Individual	☐ Annuity ☐ Life	☐ Yes ☐ No	☐ Yes ☐ No

*Replace or replaced means that the insurance being applied for may replace or cause a change in any existing insurance or annuity with any company, including the lapse or surrender of the existing policy, or the use of funds or values from the existing policy to pay for the new policy.

(CONTINUED)

ORD 96200-2023

Rev. 08/2025 3

4 G. GENERAL INFORMATION ORD 96200-2023 4. In the past five years, have you: a. had your driver’s license denied, suspended or revoked? Yes No b. been convicted of or pled guilty to driving under the influence of alcohol and/or drugs? Yes No c. been convicted of or pled guilty to any moving violations? Yes No 1. In the past five years, have you flown as a pilot, student pilot or crew member or do you intend to become a pilot? Yes No 2. In the past five years, have you participated in any activities such as motorized vehicle racing, SCUBA diving, mountain climbing, skydiving, extreme sports such as BASE jumping, bungee jumping or cave exploration, or do you intend to? If Yes, to Question 1 or 2 above, complete the appropriate Supplement. Yes No 3. Have you ever used tobacco or any other nicotine products such as cigarettes, cigars, pipe, chewing tobacco, snuff, nicotine gum or nicotine patch? If Yes, provide details: Product Type(s) Date Last Used Frequency of Use Yes No (CONTINUED) 6. Is the proposed insured or proposed owner considering the transfer or sale to a life settlement company or other investor of: policy ownership; or, any interest in the policy benefits, either directly as a named beneficiary or indirectly as a beneficiary or owner of a trust or other entity? Yes No 5. Have you had life or health insurance declined, postponed, rated or issued with an increased premium? If Yes, give company name, type of insurance, date, action taken and reason for action: Yes No 4. Are you applying for or reinstating life insurance with any company? If Yes, give company name, amount applied for and total amount to be placed, including this application: Yes No F. INSURANCE HISTORY (CONTINUED) 5.  Within the past 10 years, have you been arrested, convicted, or imprisoned for any crime and/or are you currently awaiting trial for any crime? Yes No 6. Will you live or travel outside the United States within the next 12 months? Details required include location (city/country), frequency, duration and purpose of each trip. Yes No If Yes, provide details: Rev. 08/2025

5 ORD 96200-2023 7. Give complete details of any “Yes” answers for questions 4 – 6, including question number and appropriate details: Question # Details H. SPECIAL REQUESTS G. GENERAL INFORMATION (CONTINUED) Rev. 08/2025

PART 2

A. PERSONAL PHYSICIAN INFORMATION

Name ______________________________

Address: Street ______________________________ Suite ____________

City ______________________ State ____________ ZIP ____________

Telephone number: (   ) ______________ Date last seen: ______________________

Reason last seen: ______________________________

If more than one personal physician, provide details in section D number 6.

B. PHYSICAL MEASUREMENTS

1. Height: ______ feet ______ inches   Weight: ______ pounds
2. Within the last 12 months, have you had a change of weight (gain or loss) of more than 10 pounds? ☐ Yes ☐ No

   If Yes, provide details: ______________________________

C. FAMILY HISTORY

1. Have any immediate family members (mother, father, brother, sister) been diagnosed with or died from coronary artery disease, cerebrovascular disease, diabetes or cancer before age 70? ☐ Yes ☐ No
   If Yes, provide details including which member and medical condition, age at diagnosis, and age at death (if applicable):

   ____

   ____

   ____

   ____

2. **Father:** Current age ________ or Age at death: ________   **Mother:** Current age ________ or Age at death: ________

D. MEDICAL INFORMATION

1. Has a member of the medical profession ever treated you for or diagnosed you with:
   a. high blood pressure, chest pain, a heart attack, coronary artery disease, a heart valve disorder, a heart murmur, an irregular heart beat, cerebrovascular disease, a stroke, circulatory disease, an aneurysm or any disease of the heart or blood vessels? ☐ Yes ☐ No

   b. anemia or other abnormality of the blood (other than HIV)? ☐ Yes ☐ No

   c. a polyp, cyst, tumor, cancer, leukemia, melanoma, lymphoma or Hodgkin's disease? ☐ Yes ☐ No

   d. diabetes, high blood sugar, glucose intolerance or other endocrine disorder? ☐ Yes ☐ No

   e. anxiety, depression, or any other mental or psychiatric illness? ☐ Yes ☐ No

   f. an infection caused by the Human Immunodeficiency Virus (HIV) (**In WI**: AIDS virus, HIV antibody testing is limited to FDA-licensed enzyme immunoassay and confirmatory HIV antibody tests. Any test performed at an anonymous counseling and testing site or home testing is confidential and need not be revealed on this application.), Acquired Immune Deficiency Syndrome (AIDS), AIDS-Related Complex (ARC), or any other sexually transmitted disease? ☐ Yes ☐ No

   g. asthma, emphysema, cystic fibrosis, sleep apnea, sarcoidosis, tuberculosis or any other disorder of the lungs or respiratory system? ☐ Yes ☐ No

   h. a seizure, epilepsy, multiple sclerosis, Parkinson's disease, muscular dystrophy, cerebral palsy, paralysis, Alzheimer's diseaseor any other disorder of the brain or nervous system? ☐ Yes ☐ No

(CONTINUED)

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D. MEDICAL INFORMATION (CONTINUED)

i. an ulcer, hepatitis, cirrhosis, pancreatitis, ulcerative colitis, Crohn's disease or any other disorder of the esophagus, liver, stomach or intestines? ☐ Yes ☐ No

j. nephritis, polycystic kidney disease or any other disorder of the bladder, kidney, urinary tract or prostate? ☐ Yes ☐ No

k. arthritis, gout, back trouble, or any disease or disorder of the joints, muscles or bones? ☐ Yes ☐ No

l. lupus, rheumatoid arthritis, chronic fatigue syndrome, fibromyalgia, or any other disease or disorder of the autoimmune system? ☐ Yes ☐ No

2. Have you ever used:

a. cocaine, crack, marijuana, heroin, Ecstasy, PCP, LSD, methamphetamine, any other hallucinogenic drug or controlled substance? ☐ Yes ☐ No

b. amphetamines, barbiturates, sedatives, opiates or methadone, or controlled substance except as prescribed by a physician? ☐ Yes ☐ No

3. Have you had or been advised to have treatment or counseling for alcohol or drug use or been asked to reduce or eliminate their usage? ☐ Yes ☐ No

4. Other than what has already been disclosed, within the past 5 years, have you:

a. requested or received disability or compensation benefits? ☐ Yes ☐ No

b. been a patient in a hospital or other medical facility, other than for normal childbirth? ☐ Yes ☐ No

c. had any other disease, disorder or condition? ☐ Yes ☐ No

d. been advised to have surgery, medical tests or diagnostic procedures (other than for HIV)? ☐ Yes ☐ No

5. Are you currently receiving medical treatment or taking any other medication or herbal supplement that has not already been disclosed? ☐ Yes ☐ No

6. Give complete details of any "Yes" answers for questions 1-5, including: **Question number, diagnosis, date of onset and recovery, medication/treatment prescribed and the name, address and telephone number of all attending physicians and hospitals.**

Question #	Diagnosis	Date of Onset	Date of Recovery	Medication/ Treatment Prescribed	Physician/Hospital Name, Address & Phone Number

ORD 96200-2023

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8 AGREEMENTS ORD 96200-2023 By signing this form, I have carefully reviewed the application including all supplements and forms attached to the policy, and I agree to the following: • To the best of my knowledge and belief, the statements in this application are complete, true and correctly recorded. • Except for failure to pay premium, the validity of this policy will not be contested after it has been in force during the insured’s lifetime for two years from the date it takes effect. • If I have requested the Acceleration of Death Benefits (Living Needs Benefit), I have read the disclosures in the Living Needs Benefit brochure. • My original signature has been affixed to this application, the original will be retained by the Company named at the beginning of this application (“Company”). The copies attached to the policy issued to me are identical in form and substance. • Any policy issued on this application shall not take effect until after all of the following conditions are met: • A payment equal to the full first required premium is received by the Company within the lifetime of the proposed insured. A payment will only be considered to be received if one of the following valid items is received by the Company: (i) a check in the amount of the full first required premium; (ii) a completed and signed payment form for the first full premium; or (iii) any other form of payment acceptable to the Company. • The form of payment submitted is honored. If payment is made by credit/debit card, wire transfer or automatic bank draft, no premium is considered to be honored until the Company actually receives the funds unless otherwise provided by applicable law. • A signed copy of this Application is received by the Company. • The Owner has personally received the policy during the lifetime of and while the health of the Proposed Insured is as stated in this application. • Only an officer of the Company with the rank or title of Vice President may make or alter any contract or agree not to enforce any of the rights of the Company, and then only in writing. No producer or medical examiner is authorized to accept risks, pass on insurability, make or alter contracts, or waive any of the other rights or requirements of the Company. Notice to or knowledge imputed to any producer or medical examiner will not be notice of or knowledge to the Company unless it is set out in writing in this application. FRAUD WARNING • AZ: For your protection Arizona law requires the following statement to appear on this form. Any person who knowingly presents a false or fraudulent claim for payment of a loss is subject to criminal and civil penalties. • HI and TN: Any person who knowingly and intentionally gives false or deceptive information when completing an application for insurance or filing a claim, for the purpose of defrauding an insurance company may be subject to fines, denial of insurance benefits, or confinement in prison. • AL and NM: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof. • CO: Any person who knowingly and intentionally gives false or deceptive information when completing an application for insurance or filing a claim, for the purpose of defrauding an insurance company may have committed fraud, or may have violated state law. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. • DC: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. • DE: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, files a statement of claim containing any false, incomplete or misleading information is guilty of a felony. • AR, LA and RI: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • OH: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • OK: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. • KY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime. • PA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. • VA and WA: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits. • All other states: Any person who knowingly and intentionally gives false or deceptive information when completing an application for insurance or filing a claim, for the purpose of defrauding an insurance company may have committed fraud, or may have violated state law. Rev. 08/2025

9 ORD 96200-2023 SIGNATURES Owner’s Tax Certification (check boxes ONLY if applicable): Under penalties of perjury, I certify that the taxpayer identification number (TIN) I have listed on this form is my correct TIN. I further certify that I am a U.S. person (including resident alien), I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue Code, and I am not subject to FATCA reporting. I have been notified by the Internal Revenue Service that I am subject to backup withholding due to the underreporting of interest or dividends I am subject to FATCA reporting I am not a U.S. person (including resident alien). You must submit the applicable Form W-8 (BEN, BEN-E, ECI, EXP or IMY). In most cases, Form W-8BEN will be the appropriate form. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signed at (STATE) on (DATE) Signature of proposed insured X If policyowner is different from the proposed insured: For a personal policyowner(s): X For an entity policyowner(s) (i.e., trust, business): Name of entity Signature of officer/trustee(s) X Title of officer/trustee(s) Signature of producer X Signature(s) of policyowner(s) Rev. 08/2025